Exhibit 5.2

McCarthy Tétrault LLP Suite 1300 - 777 Dunsmuir Street P.O. Box 10424, Pacific Centre Vancouver BC V7Y 1K2 Canada Tel: 604-643-7100 Fax: 604-643-7900

December 7, 2012

Dear Sirs and Mesdames:

RE: REGISTRATION STATEMENT ON FORM F-10 RELATING TO US$750,000,000 DEBT SECURITIES (THE “DEBT SECURITIES”)

We have acted as Canadian counsel to Methanex Corporation (the “Corporation”) in connection with the above-referenced registration statement (the “Registration Statement”), filed with the Securities and Exchange Commission for the registration of the Corporation’s Debt Securities.

In connection with that registration, we consent to the reference to our firm under the heading “Legal Matters” and the reference to our advice under the heading “Description of Debt Securities—Enforceability of Judgments” in the Registration Statement and the related prospectus and prospectus supplement filed with the British Columbia Securities Commission.

Yours very truly,

(signed) “McCarthy Tétrault LLP”

McCarthy Tétrault LLP